3/28/2025Commonwealth of Kentucky Michael G. Adams, Secretary of State Michael G. Adams Secretary of State P. O. Box 718 Frankfort, KY 40602-0718 (502) 564-3490 http://www.sos.ky.gov Statement of Change of Principal Office Address POC 00 2196 Pursuant to the provisions of KRS 14A.5-010, the undersigned hereby applies to change the principal office on behalf of LOUISVILLE GAS AND ELECTRIC COMPANY and for that purpose submits the following statements: 1. Address of current principal office 220 W. MAIN ST., LGE-11 LEGAL DEPARTMENT LOUISVILLE, KY 40202 2. Principal office is hereby changed to: 820 WEST BROADWAY LOUISVILLE, KY 40202 3. Authorized Signature of Entity Deborah C Gregor, Asst Corporate Secretary Signature and Title Deborah C Gregor, Asst Corporate Secretary Type or print name and title 3/28/2025 8:38 AM Date PPOC 0032196 Michael G. Adams KY Secretary of State Received and Filed 3/28/2025 8:38:00 AM Fee receipt: $10.00 Exhibit 3g-3